Exhibit 99.1

Contact: Dana Hambly, Director, Investor Relations
Phone: (615) 890-9100

NHI to Participate in the BMO 14th Annual Real Estate Conference

MURFREESBORO, Tenn.-- (September 6, 2019)-- National Health Investors, Inc. (NYSE:NHI) announced that Eric Mendelsohn, President and CEO, and John Spaid, EVP of Finance, will be meeting with institutional investors at BMO’s 14th Annual Real Estate Conference. The conference is to be held September 17-18, 2019 at the Four Seasons Hotel in Chicago, IL.

About NHI

Incorporated in 1991, National Health Investors, Inc. (NYSE: NHI) is a real estate investment trust specializing in sale-leaseback, joint-venture, mortgage and mezzanine financing of need-driven and discretionary senior housing and medical investments. NHI’s portfolio consists of independent, assisted and memory care communities, entrance-fee retirement communities, skilled nursing facilities, medical office buildings and specialty hospitals. For more information, visit www.nhireit.com.